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                                   EXHIBIT 5.1





                                [L&W LETTERHEAD]



May 30, 2000




Valentis, Inc.
863A Mitten Road
Burlingame, CA 94010

                          Re:  Registration Statement on Form S-3
Ladies and Gentlemen:

         In connection with the registration of 1,915,000 shares of common stock of the Company, par value $.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Valentis, Inc., a Delaware corporation (the "Company"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 30, 2000 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                Very truly yours,

                                                /s/ LATHAM & WATKINS


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